NSAR ITEM 77O
VK Municipal Opportunity Trust
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1        Kentucky Turnpike   PaineWebber  3,595,000     1.999    11/17/00
                 Authority

    2        MA Federal HWY    Lehman Brothers 1,000,000    0.173    11/17/00

    3         Oklahoma City    Bank of Oklahoma  1,500,000  4.223    12/15/00
                Airport

    4        Kentucky Turnpike  PaineWebber     2,000,000   1.31       2/1/01
              Authority

    5       New York City    Salomon Smith Barney  1,500,000   0.26    2/8/01

    6       MA ST Hlth & Ed -   Bear Stearns     1,500,000      0.88   4/9/01
          Partners Health Care
               Systems

Underwriters for #1
PaineWebber Incorporated
Salmon Smith Barney
Merrill Lynch & Co.
Morgan Stanley Dean Witter
J.J.B. Hillard, W.L. Lyons, Inc.
Morgan Keegan & Company Inc.
NatCity Investments, Inc.
Ross, Sinclaire & Associates, Inc.
Banc One Capital Markets, Inc.
First Kentucky Securities Corp.
A.G. Edwards & Sons, Inc.
Edwards D. Jones & Co., L.P.



Underwriters for #2
Lehman Brothers
Bear,Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital Markets, LLC
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Corby North Bridge Securities
Dain Rauscher Inc.
Fahnestock & Co., Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Tucker Anthony Incorporated




Underwriters for #3
CDSC, Inc.
Morgan Stanley Dean Witter
Salomon Smith Barney
Morgan Keegan & Company
Bank of Oklahoma




Underwriter for #4
PaineWebber Incorporated
Salmon Smith Barney
Merrill Lynch & Co.
Morgan Stanley Dean Witter
J.J.B. Hillard, W.L. Lyons, Inc.
Morgan Keegan & Company, Inc.
NatCity Investments, Inc.
Ross, Sinclaire & Associates, Inc.
Banc One Capital Markets, Inc.
First Kentucky Securities Corp.
A.G. Edwards & Sons, Inc.
Edward D. Jones & Co., L.P.



Underwriters for #5
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lehman Brothers
Ramirez & Co., Inc.
J.P. Morgan
Dain Rauscher
Merrill Lynch
Roosevelt & Cross, Inc.
Morgan Stanley Dean Witter
First Albany Corporation
PaineWebber Incorporated
Advest, Inc.





Underwriters for #6
Bear, Stearns & Co., Inc.
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Quick & Reilly, Inc.
State Street Capital Markets, LLC